Exhibit 99.2

CONCEPT DEVELOPMENT, INC.

FINANCIAL STATEMENTS AND INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

AS OF AND FOR THE SIX MONTH

PERIOD ENDED JUNE 30, 2018

CONCEPT DEVELOPMENT, INC.

TABLE OF CONTENTS

Page
Independent Accountants’ Review Report

Financial Statements:

Balance Sheet	3

Statements of Income	4

Statement of Stockholder’s Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Stockholder of Concept Development, Inc.

We have reviewed the accompanying financial statements of Concept Development, Inc. (the “Company”), which comprise the balance sheet as of June 30, 2018, the statements of income and cash flows for the six month periods ended June 30, 2018 and 2017, the statement of stockholder’s equity for the six month period ended June 30, 2018, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountants’ Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT (continued)

Emphasis of Matter – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited working capital and an inconsistent history of generating operating profits and cash from operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our report is not modified with respect to this matter.

Emphasis of Matter – Acquisition of the Company

On August 31, 2018, the Company was acquired by One Stop Systems, Inc., a publicly-traded company.

HASKELL & WHITE LLP

Irvine, California

November 7, 2018

CONCEPT DEVELOPMENT, INC.

Balance Sheet

As of June 30, 2018

ASSETS
Current assets:
Cash	$87,036
Accounts receivable, net of allowance of $3,135	310,345
Costs and estimated earnings in excess of billings on contracts in progress (Note 4)	407,943
Inventories	247,511
Prepaid expenses and other current assets	89,511
Total current assets	1,142,346
Deferred tax asset	570,797
Property and equipment, net	42,996
Other long-term assets	12,526
Total assets	$1,768,665
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$233,916
Accrued expenses	344,402
Expected losses on uncompleted contracts	67,994
Customer payable (Note 6)	376,363
Total current liabilities	1,022,675
Commitments and contingencies (Note 8)
Stockholder's equity:
Common stock, $0.01 par value; 2,500,000 shares authorized, 13,900 shares issued and outstanding	139
Retained earnings	745,851
Total stockholder's equity	745,990
Total liabilities and stockholder's equity	$1,768,665

See accompanying notes to financial statements and independent accountants’ review report

CONCEPT DEVELOPMENT, INC.

Statements of Income

For the Six Month Periods Ended June 30, 2018 and 2017

	June 30, 2018	June 30, 2017
Net revenues	$1,681,195	$2,231,092
Cost of revenues	1,122,034	1,331,580
Gross profit	559,161	899,512
Selling, general and administrative expenses	398,377	455,004
Income from operations	160,784	444,508
Other (expenses) income:
Interest expense	(12,114)	(11,805)
Other income, net	-	1,102
Total other expense, net	(12,114)	(10,703)
Income before provision for income taxes	148,670	433,805
Provision for income taxes	(40,792)	-
Net income	$107,878	$433,805

See accompanying notes to financial statements and independent accountants’ review report

CONCEPT DEVELOPMENT, INC.

Statement of Stockholder’s Equity

For the Six Month Period Ended June 30, 2018

	Common Stock		Retained	Total Stockholder’s
	Shares	Amount	Earnings	Equity
Balance, December 31, 2017	13,900	$139	$660,222	$660,361
Stockholder distributions	-	-	(22,249)	(22,249)
Net income	-	-	107,878	107,878
Balance, June 30, 2018	13,900	$139	$745,851	$745,990

See accompanying notes to financial statements and independent accountants’ review report

CONCEPT DEVELOPMENT, INC.

Statements of Cash Flows

For the Six Month Periods Ended June 30, 2018 and 2017

	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$107,878	$433,805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,484	6,068
Provision for bad debts	(440)	1,015
Interest income on stockholder advances	-	1,059
Changes in operating assets and liabilities:
Accounts receivable	(78,443)	(102,559)
Costs and estimated earnings in excess of billings on contracts in progress	(7,374)	(87,612)
Inventories	(115,833)	4,779
Prepaid expenses and other current assets	(18,524)	(39,730)
Accounts payable	114,082	58,899
Accrued expenses	213,809	29,889
Expected losses on uncompleted contracts	(70,073)	-
Net cash provided by operating activities	150,566	305,614
Cash flows from investing activities:
Purchases of property and equipment	(2,948)	(1,021)
Net cash used in investing activities	(2,948)	(1,021)
Cash flows from financing activities:
Net repayments on customer payable	(96,474)	(114,454)
Stockholder distributions	(22,249)	-
Advances to stockholder	-	(1,059)
Net cash used in financing activities	(118,723)	(115,513)
Net increase in cash	28,895	189,079
Cash at the beginning of the period	58,141	143,693
Cash at the end of the period	$87,036	$332,772
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$800	$800
Reclassification of fixed assets as distributions	$2,250	$-

See accompanying notes to financial statements and independent accountants’ review report

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements

For the Six Month Period Ended June 30, 2018

1.	Nature of Business

Concept Development, Inc. (the “Company”) is located in Irvine, California and was incorporated in California on April 18, 1972. The Company provides engineering and product design services and related equipment sales for the computer, medical, aerospace and military industries throughout the United States and Europe.

2.	Management’s Plans

As of June 30, 2018, the Company had limited working capital and an inconsistent history of generating operating profits and cash from operating activities. These factors raised substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans with respect to these matters included:

•	Reduction in operating expenses;
•	Enter into payment plans with some of the Company’s vendors and contractors;
•	Meet with significant customers discussing restructuring and terms of payment and service;
•	Focus on growth through existing channels and relationships, maintaining good profit margins;
•	Careful monitoring of cash flow;
•	Retention of key employees;
•	Retention of earnings from operations for reinvestment in new business growth;
•	Reduce debt; and
•	Continuous development of quality processes, including obtaining necessary external certifications, and monitoring of its processes.

On August 31, 2018, the Company was acquired by One Stop Systems, Inc., a publicly-traded company.

3.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as codified in the Accounting Standards Codification (“ASC”) promulgated by the Financial Accounting Standards Board (“FASB”).

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

3.	Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company carries its accounts receivable at invoiced amounts less allowances for doubtful accounts. Management evaluates the ability to collect accounts receivable based on a combination of factors. A reserve for doubtful accounts is maintained based on the length of time receivables are past due or the status of a customer’s financial position. Accounts receivable are reserved in the period when they are deemed uncollectible.

Concentrations and Credit Risk

Customers

The Company extends credit to a variety of customers and performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable.

During the six months ended June 30, 2018, four customers accounted for approximately 98% of net revenues. Accounts receivable due from these customers as of June 30, 2018 were approximately $308,000. During the six months ended June 30, 2017, four customers accounted for approximately 96% of net revenues.

Cash

Cash balances are maintained at various banks and institutions. The Federal Deposit Insurance Corporation (“FDIC”) insurance limit is up to $250,000 per bank. At June 30, 2018, the Company had no balances in these accounts in excess of the FDIC limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Inventories

Inventories, which consist primarily of component parts, supplies, units in progress and demonstration test units are stated at the lower of cost or market with cost determined on the weighted average cost basis, which approximates the first-in, first-out method. The Company regularly monitors its inventories for excess or obsolete items and makes any valuation corrections when such adjustments are needed. At June 30, 2018, inventories consisted entirely of work in progress inventories.

Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line method over estimated useful lives of three to five years.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

3.	Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation and amortization are removed from the accounts and any gains or losses are reflected in the period’s income statement.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which impairment is determined by management. At June 30, 2018, the Company’s management believes there is no impairment of long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue and Cost Recognition

Revenues from engineering contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date compared to total estimated costs for each customer contract.

Engineering costs include all direct material and labor costs, equipment rentals, subcontractor costs and those indirect costs related to contract performance such as indirect labor, depreciation, supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenues. These revisions are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near-term. As of June 30, 2018, the Company has accrued expected losses of $67,994 on one customer contract (Note 4).

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

3.	Summary of Significant Accounting Policies (continued)

Revenue and Cost Recognition (continued)

The asset “Costs and estimated earning in excess of billings on contracts in progress” represent revenues recognized in excess of amounts billed (Note 4).

Revenue from the sale of products is recognized when there is evidence of an arrangement, the selling price is fixed or determinable, title and risk of loss has transferred to the customer, any installation or service obligations have been satisfied, and collection is reasonably assured. Net revenue includes deductions for customer discounts and actual and estimated returns. All amounts billed to customers related to shipping and handling are classified as net sales.

The Company offers product warranties that generally extend for one year from the date of sale. Such warranties require the Company to repair or replace defective product returned to the Company during the warranty period at no cost to the customer.  The Company records an estimate for warranty‑related costs at the time of sale based on its historical and estimated future product return rates and expected repair or replacement costs.  While such costs have historically been within management’s expectations and the provisions established, unexpected changes in failure rates could have a material adverse impact on the Company, requiring additional warranty reserves, which would adversely affect the Company’s gross profit.

Income Taxes

Effective 2009, the Company is taxed as an S corporation under the provisions of the Internal Revenue Code. As a result, taxable income and losses flow directly to the stockholder, and tax-related assets and liabilities of the Company are for the benefit of or the obligation of the stockholder. The Company is subject to California state franchise taxes equal to 1.5% of taxable income generated in the state of California.

On December 30, 2017, with the consent of the Company’s stockholder, the Company revolved its election of S Corporation status. As a result, effective January 1, 2018, the Company is taxed as a C corporation (Note 7).

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

3.	Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

US GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position is to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities.

Advertising

The Company expenses advertising as incurred. Amounts incurred for advertising expenses during the six month periods ended June 30, 2018 and 2017 totaled $0 and $2,217, respectively, and are included in selling, general and administrative expenses in the accompanying statements of income.

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates based on information that was available at that time. Significant estimates include the collectibility of receivables, estimates to complete for engineering contracts, the determination of excess or obsolete inventories, and the recoverability of long-lived assets. Changes in facts and circumstances may cause the Company to revise its estimates.

New Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts (Topic 606) (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry specific requirements. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances.  The provisions of ASU 2014-09 are effective for private companies for reporting periods beginning after December 15, 2018. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently assessing the impact the adoption of ASU 2014-09 will have on its financial statements.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

3.	Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019 for private companies. The Company is currently evaluating the impact of adopting will have on its financial statements.

4.	Costs and Billings and Expected Losses on Uncompleted Contracts

Costs and billings and expected losses on uncompleted contracts are comprised of the following as of June 30, 2018:

Costs incurred on uncompleted contracts	$1,198,360
Add: estimated earnings	6,720
1,205,080
Less: billings-to-date	(797,137)
$407,943
Expected losses on uncompleted contracts	$67,994

5.	Property and Equipment

Property and equipment, net consists of the following as of June 30, 2018

Furniture and fixtures	$139,710
Computer equipment	156,965
Production and test equipment	328,906
Leasehold improvements	90,917
716,498
Less accumulated depreciation and amortization	(673,502)
$42,996

For the six month periods ended June 30, 2018 and 2017, depreciation and amortization expenses totaled $5,484 and $6,068, respectively.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

6.	Customer Payable

On March 2, 2016, the Company entered into an Interim Management Control and Repayment Agreement (“Agreement”) with a customer, InFlight Canada, Inc. (“IFC”). Per the terms of the Agreement, IFC provided the Company with non-interest bearing loans to be used for working capital purposes.  On April 25, 2017, the Company and IFC entered into a memorandum of understanding (“MOU”) under which the Agreement was cancelled. Under the terms of the MOU, the Company incurred an additional $100,000 financing fee and is required to pay a total of $708,737 to IFC by making monthly cash payments of 40% of EBIDTA (with no minimum) until the balance is paid in full. The financing fee is being amortized over the expected term of the borrowings, estimated to be through the first quarter of 2019.

As of June 30, 2018, the outstanding balance to IFC, which includes the unamortized financing fee, is $376,363.  Interest expense on related borrowings was $12,114 for the six month periods ended June 30, 2018 and 2017.

7.	Income Taxes

The income tax provision consisted of the following for the six month period ended June 30, 2018:

Current
Federal	$30,792
State	10,000
Subtotal	40,792
Deferred
Federal	-
State	-
Subtotal	-
$40,792

Deferred tax assets and liabilities consisted of the following at June 30, 2018:

Deferred tax assets:
Tax credit carryforward	$1,034,122
Operating loss carryforward	8,906
Accrued liabilities not currently deductible	28,581
Other	7,659
Total deferred tax assets	1,079,268
Deferred tax liabilities	-
Valuation allowance	(508,471)
$570,797

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

7.	Income Taxes (continued)

The Company evaluates whether a valuation allowance should be established against its deferred tax assets based on the consideration of all available evidence using a "more likely than not standard. In making such judgements, significant weight is given to evidence that can be objectively verified. As of June 30, 2018, a valuation allowance has been provided based on the Company's assessment that it is more likely than not, that sufficient taxable income will not be generated to realize the tax benefits of the temporary differences.

At June 30, 2018, federal and state tax credit carryforwards of approximately $527,000 and $507,000, respectively. Federal tax credit carryforwards begin to expire in 2018 and state tax credits carry forward indefinitely.

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. Among other changes, the Act reduces the US federal corporate tax rate from 34 percent to 21 percent. The Company remeasured certain deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21% for federal tax purposes. However, the Company is still analyzing certain aspects of the Act and refining calculations, which could potentially affect the measurement of these balances or give rise to new deferred assets and liabilities.

8.	Commitments and Contingencies

Leases

The Company leases its corporate offices and a piece of equipment under operating lease agreements. The office lease expires in June 2021 and requires monthly payments of base rent ranging from $14,088 to $15,856. The equipment lease expires in January 2021 and requires monthly payments of approximately $1,300.

Future annual minimum lease payments under non-cancelable operating leases are as follows at June 30, 2018:

Periods ending December 31,
2018	$94,000
2019	198,000
2020	205,000
2021	97,000
$594,000

Aggregate rental expense was approximately $98,000 for the six month periods ended June 30, 2018 and 2017.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

8.	Commitments and Contingencies (continued)

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California. In connection with its office leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.

Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

Litigation

On April 25, 2017, the Company and IFC participated in formal mediation to avoid litigation that may have arisen over the terms of the Agreement. As a result, the Company and IFC entered into an MOU under which the Agreement was cancelled (Note 6).

On April 6, 2015, the Company was a defendant in a lawsuit that was filed in the Circuit Court of the Fourth Judicial Circuit in Duvall County, Florida. The case arose from claims by a customer alleging breach of contracts entered into with the Company in 2014. The complaint was dismissed on motion of the Company on July 27, 2015, but returned to the Circuit Court after appeal on July 25, 2016.  Plaintiff has taken no action to prosecute the claim since that date and was seeking damages of $110,000.  In July 2018, a settlement agreement was finalized with payment by the Company to the Plaintiff of $45,000 payable in various future installments. The $45,000 settlement charge was expensed in 2015 and has been accrued in the accompanying balance sheet as of June 30, 2018.

The Company may be involved from time-to-time in other claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation or disputes which management believes could have a material adverse effect on its financial position or results of operations.

CONCEPT DEVELOPMENT, INC.

Notes to Financial Statements (continued)

For the Six Month Period Ended June 30, 2018

9.	Retirement Plan

The Company has a 401(k) profit sharing plan (the “Plan”) in which all eligible employees, as defined, can elect to participate. Employer contributions to the Plan are at the discretion of the Company and vest over a five-year period. During the six month periods ended June 30, 2018 and 2017, the Company made no contributions to the Plan.

10.	Backlog

Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress. The Company’s backlog was approximately $286,000 as of June 30, 2018.

11.	Subsequent Events

The Company has determined that no additional material events have occurred subsequent to the balance sheet date and through November 7, 2018, the date of issuance of these financial statements.